McCarter & English
                                Attorneys at Law
                               Four Gateway Center
                               100 Mulberry Street
                                  P.O. Box 652
                              Newark, NJ 07101-0652



                                                      January 3, 1997

Seligman New Jersey Municipal Fund, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman New Jersey Municipal Fund, Inc., we have reviewed the material relative to New Jersey Taxes in the Registration Statement. Our opinion as delivered to you and as filed with the Securities and Exchange Commission has changed. I enclose the appropriate changes.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "New Jersey Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                      Sincerely,

                                                      /s/John B. Brescher, Jr.
                                                      ------------------------
                                                      John B. Brescher, Jr.

Enclosure